UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 14, 2026

Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	98-1436377
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification Number)

11401 Century Oaks Terrace

Suite 400

Austin, Texas 78758

(Address of principal executive offices) (Zip Code)

+1 800 924-5072

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2026, Establishment Labs Holdings Inc. (the “Company”), through its wholly owned subsidiary, Establishment Labs, S.A. (“ELSA”), entered into Amendment No. 3 (“Amendment No. 3”) to the Master Supply Agreement (the “Agreement”), effective January 1, 2027, with NuSil Technology LLC (“NuSil”). Amendment No. 3 extends the end of the initial term of the Agreement from December 31, 2026, to December 31, 2031, with automatic renewal thereof for successive terms of one (1) year each for up to five (5) successive renewal terms, unless ELSA or NuSil provides written notice no later than December 31 of the year prior to the expiration of the initial term or the then-current renewal term. Amendment No. 3 also amends specified provisions of the Agreement relating to NuSil’s manufacture and sale of medical-grade silicone for use in specified ELSA products as well as payment terms, business continuity, and certain intellectual property and pricing provisions.

The foregoing description of Amendment No. 3 is qualified in its entirety by reference to the complete text of Amendment No. 3, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Amendment No. 3 to Master Supply Agreement, effective as of January 1, 2027, by and between Establishment Labs, S.A., and NuSil Technology LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain portions of the exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	October 15, 2026	By:	/s/ Cassandra "Sandra" Harris

		Name:	Cassandra "Sandra" Harris

		Title:	Chief Financial Officer